UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 15, 2026, the Board of Appeal of the European Patent Office (“EPO”) revoked Arbutus Biopharma Corporation’s (the “Company’s”) European patent EP 2279254 (the “’254 Patent”). This verbal decision, provided without reasons, was rendered in connection with Notices of Opposition to the ’254 Patent originally filed by affiliates of Moderna Therapeutics, Inc. (“Moderna”) and Merck, Sharp & Dohme Corporation (“Merck”) in April 2018, and follows two prior decisions by the EPO’s Opposition Division upholding an amended version of the ’254 Patent. A written decision is expected in the next few months. The Company disagrees with the outcome, and upon receipt of the written decision, the Company plans to file a petition for review by the Enlarged Board of Appeal of the EPO.

The decision is likely to affect the case brought by the Company and its licensee Genevant Sciences GmbH (“Genevant”) against Moderna in Switzerland and one of two cases brought by the Company and Genevant against Moderna in the Unified Patent Court (Case UPC_CFI_191/2025, formerly known as 10280/2025) in which the ’254 Patent is asserted.

The decision was based on an EPO standard of “added matter” that does not apply in the United States or any other jurisdiction in which the Company has initiated patent infringement litigation. The Company does not expect this decision to have an impact on the potential outcome, or timing, of its patent infringement litigation pending against Moderna in the United States, Japan or Canada, its case pending against Moderna before the Unified Patent Court (Case UPC_CFI_192/2025, formerly known as 10284/2025) that does not involve the ’254 Patent, or its patent infringement litigation pending against Pfizer Inc. and BioNTech SE in the United States.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this Current Report on Form 8-K include statements about the Company’s plans with respect to, and the impact of the EPO decision on, ongoing patent litigation matters, and the expected timing thereof. With respect to the forward-looking statements contained herein, the Company has made numerous assumptions regarding ongoing patent litigation matters. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: uncertainties associated with litigation generally and patent litigation specifically; economic and market conditions may worsen; market shifts may require a change in strategic focus; and risks related to the sufficiency of the Company’s cash resources for its foreseeable and unforeseeable operating expenses and capital expenditures.

A more complete discussion of the risks and uncertainties facing the Company appears in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect future results, events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: January 16, 2026	By:	/s/ Tuan Nguyen
	Name:	Tuan Nguyen
	Title:	Chief Financial Officer